                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               September 22, 1997
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                                EQUITY INNS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

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
       Tennessee                           O-23290                62-1550848
-----------------------------       ---------------------    -------------------
(State or Other Jurisdiction        (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)
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                                 4735 Spottswood
                                    Suite 102
                            Memphis, Tennessee 38117
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (901) 761-9651
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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



ITEM 5.         OTHER EVENTS.

      A.        AmeriSuites Acquisition


      On September 22, 1997, the Company announced that it has entered into an agreement to acquire ten AmeriSuites brand hotels (the "AmeriSuites Hotels") with an aggregate of 1,239 rooms in six states from Prime Hospitality Corp. ("Prime") for a purchase price of approximately $87.0 million, ten percent of which will be paid through the issuance of units of limited partnership interest in Equity Inns Partnership, L.P. (the "Partnership"). The AmeriSuites Hotels are located principally in the southeastern and midwestern United States in major urban and suburban markets.

      The purchase of the AmeriSuites Hotels in subject to customary real estate closing conditions, and the Company expects to close the acquisition of the AmeriSuites Hotels by mid-December 1997. The AmeriSuites Hotels will be leased to a subsidiary of Prime upon consummation of the acquisition. As a part of the Company's agreement with Prime, Prime has granted the Company, for each of the three years following the closing of the acquisition of the AmeriSuites Hotels,
(i) a right of first offer to purchase all portfolios of five or more AmeriSuites hotels that Prime decides to sell (provided, however, that Prime need not offer more than 20 hotels per each year of such three-year period) and
(ii) a commitment to offer to sell to the Company not less than five AmeriSuites hotels during each year of such three-year period.

      The AmeriSuites Hotels to be acquired by the Company are located in Flagstaff, Arizona (118 rooms); Jacksonville, Florida (112 rooms); Miami, Florida (126 rooms); Tamps, Florida (126 rooms); Indianapolis (Keystone), Indiana (126 rooms); Kansas City (Overland Park), Kansas (126 rooms); Cincinnati (Blue Ash), Ohio (127 rooms); Cincinnati (Forest Park), Ohio (126 rooms); Columbus, Ohio (126 rooms); and Richmond, Virginia (126 rooms). The Company expects to complete the acquisition of the AmeriSuites Hotels by mid-December 1997.

      B.        GHI Acquisition and Sale of Nine GHI Hotels

      As previously reported in the Company's Current Report on Form 8-K dated June 24, 1997, the Partnership, of which Equity Inns Trust (the "Trust"), a wholly-owned subsidiary of the Company, serves as the sole general partner and currently owns an approximate 96.2% general partnership interest, acquired 28 Hampton Inn hotels (the "GHI Hotels") with a aggregate of 3,479 rooms in 14 states from a series of partnerships controller by Growth Hotel investors and Growth Hotel Investors II (collectively, "GHI") on June 24, 1997. The aggregate purchase price for the GHI Hotels was approximately $169 million, including franchise transfer fees but excluding approximately $5.5 million of franchisor-required renovations that the Company expects to undertake in the next twelve months. The GHI Hotels are leased to subsidiaries of Interstate Hotels Company (collectively, the "Lessee") pursuant to leases providing for the payment of rent based, in part, on the revenues from the hotels ("Percentage Leases").

      On October 31, 1997, the Company sold nine of the GHI Hotels to HH Properties II, Inc., a subsidiary of Hudson Hotels Corporation, for an aggregate sales price of approximately $46.3 million, $3.9 million of which was in the form of a two-year note bearing an annual interest rate of 10% that is secured by a pledge of 2,000,000 shares of common stock of Hudson Hotel Corporation. Upon consummation of such sale, the leases with the Lessee with respect to such nine hotels were terminated. The remaining GHI Hotels are leased to the Lessee pursuant to Percentage Leases which have ten-year terms. Pursuant to the lease agreement between the Lessee and the Partnership with respect to the GHI Hotels, the Lessee paid the Partnership $2.25 million as an inducement to enter into such lease. The lease agreement also provides for the payment by the Partnership to the Lessee, upon the sale of such nine GHI Hotels, a lease termination fee equal to 50% of the Partnership's net book gain on the sale of such nine hotels. Such amount will be payable by the Partnership to the Lessee upon payment of the two-year note.

      C.        New Unsecured Line of Credit

      The Company financed the purchase of the GHI Hotels through a combination of (i) the net proceeds of the Company's underwritten public offering of 8,000,000 shares of Common Stock in May 1997 and (ii) a one-year term loan to the Partnership in the aggregate principal amount of $75 million (the "Term Loan") from The First National Bank of Chicago ("First Chicago"), the New York branch of Credit Lyonnais and AmSouth Bank of Alabama. The Term Loan was closed concurrently with the closing of the acquisition of the GHI Hotels.

      On October 10, 1997, the Company repaid the Term Loan and all the outstanding borrowings under the Company's prior $130 million secured line of credit with borrowings under a new three-year $250 million unsecured line of credit (the "Unsecured Line of Credit"), administered by First Chicago. The Unsecured Line of Credit bears interest at a variable rate of LIBOR plus a percentage ranging from 1.4% to 1.75% depending on the Company's percentage of total debt to total value of the Company's investment in hotel properties, as defined in the loan agreement (the "Percentage"). The Percentage is reviewed quarterly and the interest rate is adjusted as necessary. Currently, the interest rate on the Unsecured Line of Credit of approximately $114.6 million and approximately $135.4 million available for borrowings under the Unsecured Line of Credit.




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ITEM 7.         EXHIBITS.

      (c) Exhibits. The following exhibits required by Item 601 of Regulation S-K are listed below.

10.1 Hotel Asset Purchase Agreement by and between Hudson Hotels Corporation, Hudson Hotels Properties Corp. and Equity Inns Partnership, L.P.

10.2 Amendment No. 1 to Hotel Asset Purchase Agreement by and between Hudson Hotels Corporation, Hudson Hotels Properties Corp. and Equity Inns Partnership, L.P.

10.3 Unsecured Revolving Credit Agreement dated as of October 10, 1997, by and among Equity Inns Partnership, L.P. and Equity Inns/West Virginia Partnership, L.P. as Borrower and The First National Bank of Chicago, Credit Lyonnais New York Branch, and AmSouth Bank as Lenders, Credit Lyonnais New York Branch, as
                Syndication Agent and The First National Bank of Chicago as Administrative Agent.
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





                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EQUITY INNS, INC.



Date:  November 17, 1997                    By:/s/ Howard A. Silver
                                               --------------------
                                            Howard A. Silver
                                            Executive Vice President of Finance,
                                            Secretary, Treasurer and
                                            Chief Financial Officer


                                        5

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                                    EXHIBITS
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

Item Number            Description

10.1 Hotel Asset Purchase Agreement by and between Hudson Hotels Corporation, Hudson Hotels Properties Corp. and Equity Inns Partnership, L.P.

10.2 Amendment No. 1 to Hotel Asset Purchase Agreement by and between Hudson Hotels Corporation, Hudson Hotels Properties Corp. and Equity Inns Partnership, L.P.

10.3 Unsecured Revolving Credit Agreement dated as of October 10, 1997, by and among Equity Inns Partnership, L.P. and Equity Inns/West Virginia Partnership, L.P. as Borrower and The First National Bank of Chicago, Credit Lyonnais New York Branch, and AmSouth Bank as Lenders, Credit Lyonnais New York Branch, as Syndication Agent and The First National Bank of Chicago as Administrative Agent.

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